Exhibit 99.1

GAP INC. REPORTS FIRST QUARTER RESULTS

•	Net Sales Grew 1 Percent in the First Quarter; Up 2 Percent on a Constant Currency Basis

•	First Quarter Diluted Earnings Per Share of $0.58; Reaffirmed Full Year Earnings Per Share Guidance Range of $2.90 to $2.95

•	Distributed $328 Million through Share Repurchases and Dividends

SAN FRANCISCO - May 22, 2014 - Gap Inc. (NYSE: GPS) today reported first quarter fiscal year 2014 earnings per share of $0.58 on a diluted basis. Net sales for the first quarter increased 1 percent to $3.77 billion compared with $3.73 billion last year.

"After a disappointing start, I'm pleased with how the business performed toward the end of the quarter, especially at Old Navy,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. "We are confident in our strategies to drive long-term value, as evidenced by the reaffirmation of our full-year guidance."

As reinforced at its annual investor meeting last month, during the quarter the company continued to focus on its strategic initiatives - global growth, omni-channel strategies, a seamless inventory model and a responsive supply chain - designed to achieve long-term, profitable growth across its portfolio of brands.

Additional Financial and Business Highlights

•
During the first quarter of fiscal year 2014, Old Navy opened its first company-operated store and e-commerce site in mainland China, allowing customers in the world’s second-largest apparel market to shop the brand’s offering for the entire family. During the quarter, Old Navy also opened its first-ever franchise-operated store in the Philippines, with plans to open a total of five Old Navy franchise stores in that market during 2014.

•
Gap brand debuted in Taiwan during the first quarter of fiscal year 2014, while also continuing to grow its store base in mainland China. The brand is on track to open approximately 30 additional Gap stores in the greater China region during fiscal year 2014.

•
With six new store openings during the first quarter of fiscal year 2014, the company continued to grow its Athleta brand, bringing together fashion and performance to create premium, versatile products for its customers. Athleta is now on track to end the year with about 100 U.S. stores.

•
The company increased online net sales 13 percent to $575 million for the first quarter of fiscal year 2014, on top of last year’s 27 percent increase, continuing its progress toward bridging the growing digital world with its physical stores to create world-class shopping experiences for its customers.

First Quarter Results

Net sales for the first quarter increased 1 percent to $3.77 billion compared with $3.73 billion last year. The company noted that the translation of foreign revenues into dollars negatively impacted reported net sales by approximately $20 million in the first quarter of fiscal year 2014.

Net sales increased 2 percent on a constant currency basis for the first quarter of fiscal year 2014. In calculating net sales growth on a constant currency basis, current year foreign exchange rates are applied to both current year and prior year net sales. This is done to enhance the visibility of underlying business trends, excluding the impact of foreign currency exchange rate fluctuations.

The company’s first quarter comparable sales decreased 1 percent compared with a 2 percent increase in the first quarter of last year.

Comparable sales by global brand for the first quarter of fiscal year 2014 were as follows:

•	Gap Global: negative 5 percent versus positive 3 percent last year

•	Banana Republic Global: negative 1 percent versus flat last year

•	Old Navy Global: positive 1 percent versus positive 3 percent last year

First Quarter Net Sales Results

The following table details the company’s first quarter net sales:

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended May 3, 2014
U.S. (1)	$828	$1,352	$548	$182	$2,910	77%
Canada	80	101	53	1	235	6%
Europe	201	—	23	—	224	6%
Asia	286	28	37	—	351	10%
Other regions	46	—	8	—	54	1%
Total	$1,441	$1,481	$669	$183	$3,774	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended May 4, 2013
U.S. (1)	$896	$1,344	$544	$147	$2,931	79%
Canada	86	105	53	1	245	7%
Europe	180	—	18	—	198	5%
Asia	266	10	37	—	313	8%
Other regions	36	—	6	—	42	1%
Total	$1,464	$1,459	$658	$148	$3,729	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Piperlime, Athleta, and Intermix.

Total online sales increased 13 percent to $575 million for the first quarter of fiscal year 2014 compared with $509 million in the first quarter last year.

Additional First Quarter Results and 2014 Outlook

Earnings per Share
First quarter fiscal year 2014 diluted earnings per share were $0.58. This compares with diluted earnings per share of $0.71 in the first quarter of fiscal year 2013, which included a four cent benefit from the favorable resolution of tax matters in the quarter. Additionally, the company noted that the impact from foreign currency fluctuations reduced the first quarter fiscal year 2014 earnings per share growth rate by approximately 5 percentage points.

The company reaffirmed its guidance for full year 2014 diluted earnings per share to be in the range of $2.90 to $2.95.

Depreciation and Amortization
The company continues to expect depreciation and amortization expense, net of amortization of lease incentives, to be about $520 million for fiscal year 2014.

Operating Expenses
First quarter operating expenses were $1.02 billion, compared with $1.01 billion in the first quarter of last year. The company tightly managed operating expenses and achieved 10 basis points of leverage as a percentage of net sales.

Marketing expenses for the first quarter were $143 million, flat compared with last year.

Operating Margin
The company’s operating margin was 11.7 percent in the first quarter versus 14.2 percent last year. The company expects operating margin to be about flat for fiscal year 2014.

Effective Tax Rate
The effective tax rate was 39.0 percent for the first quarter of fiscal year 2014. The company continues to expect its full year tax rate to be about 38.5 percent in fiscal year 2014.

Inventory
On a year-over-year basis, inventory dollars per store were up 7 percent at the end of the first quarter of fiscal year 2014.

At the end of the second quarter of fiscal year 2014, the company expects year-over-year inventory dollars per store to improve by a few points versus the first quarter of fiscal year 2014 increase.

Cash and Cash Equivalents
The company ended the first quarter of fiscal year 2014 with $1.54 billion in cash and cash equivalents. Year-to-date free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was an inflow of $351 million compared with an inflow of $205 million last year. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Share Repurchases
First quarter share repurchases were $219 million and the company ended the first quarter of fiscal year 2014 with 443 million shares outstanding.

Dividends
The company paid a dividend of $0.22 per share during the first quarter of fiscal year 2014. In addition, on May 20, 2014, the company announced that its Board of Directors authorized a second quarter dividend of $0.22 per share.

Capital Expenditures
Fiscal year-to-date capital expenditures were $162 million.

For fiscal year 2014, the company continues to expect capital spending to be approximately $750 million in support of its outlined strategies.

Real Estate
The company ended the first quarter of fiscal year 2014 with 3,565 store locations in 48 countries, of which 3,179 were company-operated.

During the first quarter of fiscal year 2014, the company opened 31 and closed 16 company-operated stores. Square footage of company-operated stores was up 0.5 percent compared with the first quarter of fiscal year 2013.

In fiscal year 2014, the company expects to open about 185 company-operated stores, focused on China, Old Navy in Japan, Athleta and global outlet stores. The company expects to close about 70 company-operated stores. The closures are weighted towards Gap North America and consistent with the company’s previously stated strategy. Given its focus on growing through new channels and geographies, the company continues to expect square footage to increase about 2.5 percent in fiscal year 2014.

Store count, openings, closings, and square footage for our stores are as follows:

	13 Weeks Ended May 3, 2014
	Store Locations Beginning of Q1	Store Locations Opened	Store Locations Closed	Store Locations End of Q1	Square Feet (millions)

Gap North America	968	3	5	966	10.1
Gap Europe	193	—	3	190	1.6
Gap Asia	228	4	1	231	2.3
Old Navy North America	1,004	7	6	1,005	17.2
Old Navy Asia	18	5	—	23	0.3
Banana Republic North America	596	3	1	598	5.0
Banana Republic Asia	43	3	—	46	0.2
Banana Republic Europe	11	—	—	11	0.1
Athleta North America	65	6	—	71	0.3
Piperlime North America	1	—	—	1	—
Intermix North America	37	—	—	37	0.1
Company-operated stores total	3,164	31	16	3,179	37.2
Franchise	375	15	4	386	N/A
Total	3,539	46	20	3,565	37.2

Webcast and Conference Call Information
Katrina O'Connell, vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s first quarter 2014 results during a conference call and webcast from approximately 2:00 p.m. to 2:45 p.m. Pacific Daylight Time today. Ms. O’Connell will be joined by Glenn Murphy, Gap Inc. chairman and chief executive officer, and Sabrina Simmons, Gap Inc. chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 5007532). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

May Sales
The company will report May sales on June 5, 2014.

Forward-Looking Statements

This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	earnings per share for fiscal 2014;

•	long-term, profitable growth;

•	global growth, omni-channel, seamless inventory and responsive supply chain initiatives;

•	Old Navy franchise store openings in the Philippines;

•	Gap store openings in China;

•	number Athleta stores at the end of fiscal year 2014;

•	depreciation and amortization for fiscal year 2014;

•	operating margins for fiscal years 2014 and 2015;

•	effective tax rate for fiscal year 2014;

•	inventory dollars per store at the end of the second quarter of fiscal year 2014;

•	capital expenditures for fiscal year 2014;

•	real estate square footage for fiscal year 2014;

•	SG&A leverage in fiscal year 2014;

•	store openings and closings, and weightings by brand, for fiscal year 2014; and

•	gaining market share.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact our results of operations;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that we or our franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if we are unable to manage our inventory effectively, our gross margins will be adversely affected;

•	the risks to our efforts to expand internationally, including our ability to operate under a global brand structure, foreign exchange, and operating in regions where we have less experience;

•	the risks to our business, including our costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to our reputation or operations associated with importing merchandise from foreign countries, including failure of our vendors to adhere to our Code of Vendor Conduct;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition, and results of operations;

•	the risk that our franchisees’ operation of franchise stores is not directly within our control and could impair the value of our brands;

•
the risk that we or our franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that changes in our credit profile or deterioration in market conditions may limit our access to the capital markets and adversely impact our financial results or our business initiatives;

•	the risk that the failure to attract and retain key personnel could have an adverse impact on our results of operations;

•	the risk that our investments in omni-channel shopping initiatives may not deliver the results we anticipate;

•	the risk that updates or changes to our information technology (“IT”) systems may disrupt our operations;

•
the risk that we are subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect our operations and financial results, or those of our franchisees or vendors;

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations;

•	the risk that we do not repurchase some or all of the shares we anticipate purchasing pursuant to our repurchase program; and

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of May 22, 2014. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through more than 3,100 company-operated stores, over 350 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	May 3, 2014	May 4, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,544	$1,610
Merchandise inventory	1,909	1,723
Other current assets	867	798
Total current assets	4,320	4,131
Property and equipment, net	2,703	2,608
Other long-term assets	672	700
Total assets	$7,695	$7,439

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$24	$—
Accounts payable	1,101	1,008
Accrued expenses and other current liabilities	980	934
Income taxes payable	98	160
Total current liabilities	2,203	2,102
Long-term liabilities:
Long-term debt	1,369	1,247
Lease incentives and other long-term liabilities	1,087	929
Total long-term liabilities	2,456	2,176
Total stockholders' equity	3,036	3,161
Total liabilities and stockholders' equity	$7,695	$7,439

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	13 Weeks Ended
($ and shares in millions except per share amounts)	May 3, 2014	May 4, 2013
Net sales	$3,774	$3,729
Cost of goods sold and occupancy expenses	2,308	2,185
Gross profit	1,466	1,544
Operating expenses	1,023	1,014
Operating income	443	530
Interest, net	17	—
Income before income taxes	426	530
Income taxes	166	197
Net income	$260	$333
Weighted-average number of shares - basic	445	464
Weighted-average number of shares - diluted	451	471
Earnings per share - basic	$0.58	$0.72
Earnings per share - diluted	$0.58	$0.71

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	13 Weeks Ended
($ in millions)	May 3, 2014	May 4, 2013
Cash flows from operating activities:
Net income	$260	$333
Depreciation and amortization (a)	118	118
Change in merchandise inventory	21	28
Other, net	114	(123)
Net cash provided by operating activities	513	356
Cash flows from investing activities:
Purchases of property and equipment	(162)	(151)
Maturities of short-term investments	—	50
Other	(1)	(3)
Net cash used for investing activities	(163)	(104)
Cash flows from financing activities:
Issuances under share-based compensation plans, net	(14)	15
Repurchases of common stock	(230)	(58)
Excess tax benefit from exercise of stock options and vesting of stock units	24	28
Cash dividends paid	(98)	(70)
Other	—	(1)
Net cash used for financing activities	(318)	(86)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	2	(16)
Net increase in cash and cash equivalents	34	150
Cash and cash equivalents at beginning of period	1,510	1,460
Cash and cash equivalents at end of period	$1,544	$1,610
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
SEC REGULATION G
UNAUDITED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	13 Weeks Ended
($ in millions)	May 3, 2014	May 4, 2013
Net cash provided by operating activities	$513	$356
Less: purchases of property and equipment	(162)	(151)
Free cash flow (a)	$351	$205
__________
(a) Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.